Exhibit 99.1

MANDALAY RESORT GROUP REPORTS

 RECORD RESULTS AND RAISES QUARTERLY DIVIDEND

LAS VEGAS, NV – September 2, 2003 – Mandalay Resort Group (NYSE: MBG) today announced results for its second quarter ended July 31, 2003.  For the quarter, the company reported net income of $42.3 million, or $.67 per diluted share, compared with $29.3 million, or $.41 per diluted share, a year ago.

Results for the current year quarter include a loss on early retirement of debt of $6.3 million ($.07 per diluted share) arising from the company’s July 15 call of its $275 million 9-1/4% Senior Subordinated Notes due 2005.  The company paid a premium of $12.7 million to call these notes and wrote off related unamortized loan fees of $2.6 million, resulting in a total loss of $15.3 million.  However, this loss was partially offset by $9.0 million in gains from the sale of related interest rate swaps.  Results for the quarter also include a gain of $4.0 million ($.04 per diluted share)  representing the quarterly adjustment of the carrying value of investments associated with the company’s executive retirement plan.  Also included in current results is the effect of reversing previously accrued management fees from the company’s 53.5%-owned MotorCity Casino in Detroit, Michigan.  The executive committee of that property had previously given tentative approval to the payment of a management fee to Mandalay.  However, the committee recently determined that the management fee should not be paid until certain issues surrounding the completion of the permanent facility are closer to resolution.  As a result, the company reversed previously accrued management fee income which resulted in a charge of $1.8 million ($.02 per diluted share) in the quarter.  Excluding the above items, the company’s earnings per share for the quarter represents an all-time record.

Results in the prior-year quarter include the write-off of $13.0 million ($.06 per diluted share) of intangible costs associated with MotorCity Casino, a loss of $1.9 million ($.02 per diluted share) related to adjusting the carrying value of the retirement plan investments and preopening expenses of $1.5 million ($.02 per diluted share) related primarily to the new convention center.

Average diluted shares outstanding in the quarter were 63.0 million versus 71.2 million in the prior year quarter, reflecting the effect of sizeable share repurchases over the latter half of the prior fiscal year (when the company purchased 7.4 million shares), as well as the settlement earlier this year of the company’s equity forward agreement (pursuant to which the company acquired another 3.3 million shares).  Basic shares outstanding at July 31, 2003 were 61.5 million versus 68.8 million at July 31, 2002.

Mandalay’s operating cash flow (which is not a defined term under Generally Accepted Accounting Principles—see Note 1 below) was $172.1 million for the second quarter compared with $165.5 million last year.  The financial schedules accompanying this release provide a reconciliation of operating cash flow to net income as required by the Securities and Exchange Commission’s Regulation G.

LAS VEGAS STRIP

Operating cash flow at the company’s Las Vegas Strip properties (including the 50%-owned Monte Carlo) increased 18% over the prior year quarter, driven by a 10% increase in revenues.  Revenue per available room ("REVPAR") at these properties increased 13%, while casino revenues rose 4%.  Although Mandalay Bay and Luxor were the principal drivers, all of the company’s Las Vegas Strip properties generated increases in revenues, casino revenues, REVPAR and operating cash flow during the quarter.

Mandalay Bay produced record operating cash flow of $47.9 million in the second quarter, versus $38.8 million last year.  REVPAR rose 18%, on an average room rate of $181 and 94% occupancy.  "While our new convention center continued to perform well during the slower summer convention season, our REVPAR performance in the second quarter was really a function of renewed demand in the independent traveler category," noted Glenn Schaeffer, the company’s president and chief financial officer.

Luxor generated operating cash flow of $29.7 million in the quarter against $23.3 million last year, exceeding the increase at Mandalay Bay on a percentage basis.  A 14% increase in REVPAR was the main factor in this growth.  "This quarter’s results amply demonstrate the significant profit leverage that Luxor possesses with its base of 4,400 rooms.  Even modest increases in REVPAR should produce sizeable gains in operating cash flow," noted Mr. Schaeffer.

At Excalibur, operating cash flow was $24.7 million, up 10% from $22.4 million a year ago, while Circus Circus generated $18.2 million, a slight increase from $18.1 million in the prior year.  Meanwhile, Monte Carlo (50%-owned by Mandalay) reported a 24% increase in operating cash flow, to $22.3 million from $18.0 million last year.

OTHER NEVADA MARKETS

                On a combined basis, operating cash flow declined in the second quarter at the company’s other Nevada properties (in Reno, Laughlin, Jean and Henderson), as they continued to reflect the effects of expanded Native American gaming in California and challenging economic conditions.  Operating cash flow from these properties represented approximately 8% of the company’s total operating cash flow for the quarter.  Please refer to the financial schedules accompanying this release.

OTHER MARKETS

                At the 50%-owned Grand Victoria in Elgin, Illinois, operating cash flow was $20.6 million in the quarter, down from $28.6 million in the prior year.  Results at this property reflect the impact from a pair of recent gaming tax increases approved by the Illinois legislature, the first of which took effect July 1, 2002 and included a top-end rate of 50% on gaming revenues exceeding $200 million, and a second increase that took effect July 1, 2003 and raised the top-end rate to 70% on gaming revenues exceeding $250 million.  These rate increases impacted Mandalay’s earnings by approximately $.05 per diluted share in the second quarter.

In Detroit, Michigan, MotorCity Casino generated operating cash flow of $36.0 million in the quarter, a 7% increase from $33.7 million in the same quarter last year.  This increase was due to the previously discussed reversal of management fees payable to Mandalay, which amounted to $3.8 million at the property level.  In Tunica County, Mississippi, the company’s Gold Strike Resort reported $7.6 million in operating cash flow against $7.2 million last year.

RECENT TRANSACTIONS

On August 1, 2003, the company paid its first ever quarterly dividend of $.23 per share to shareholders of record June 26.  At its meeting on August 27, the company’s Board of Directors declared a dividend of $.25 per share payable November 1, 2003 to shareholders of record October 15, 2003.

On June 30, 2003, the company exercised purchase options under its two operating lease agreements pursuant to which it paid $198.3 million to reacquire all of the equipment under both leases.  This transaction was financed through a combination of $145 million in borrowings under a new $250 million capital lease facility and borrowings under the company’s revolving credit facility.  The new capital lease facility is collateralized by equipment at Mandalay Bay and is reflected as a liability on the balance sheet.

On July 31, 2003, the company issued $250 million 6-1/2% Senior Notes due 2009.  While the net proceeds were used to repay borrowings under the company’s revolving credit facility, this issuance substantially funded the previously discussed July 15, 2003 call of the company’s $275 million 9-1/4% Senior Subordinated Notes due 2005.  The company also entered into a new fixed-to-floating interest rate swap agreement tied to this issuance, which reduced the effective interest rate on the new notes to LIBOR plus 2.40%, or approximately 3.50% currently.  Also during the quarter, the company repaid its $150 million 6-3/4% Senior Subordinated Notes due 2003 using proceeds from its revolving credit facility.

Construction remains on schedule for the new 1,122-suite tower at Mandalay Bay.  Meanwhile, a new retail concourse located between Mandalay Bay and Luxor is scheduled to open in early October.

The company today also filed an amendment to its Form 10-Q for the quarterly period ended April 30, 2003.  This amendment was filed for the purpose of correcting certain statistical information relating to average room rates and REVPAR presented in management’s discussion and analysis in that report as originally filed.  In calculating the average room rate and REVPAR at Mandalay Bay for the quarter ended April 30, 2003, revenues attributable to the rental of space in Mandalay’s new convention center were inadvertently included with room revenues.  While revenues from the rental of convention center space are reported as part of room revenue in the consolidated income statements, such revenues are not properly included in the determination of average room rate and REVPAR.  As a result, the company’s previously reported 14% increase in REVPAR at Mandalay Bay for the quarter ended April 30, 2003 was actually 6% and that property’s actual average room rate for the same period was $187 rather than topping $200, as previously reported.  These changes did not result in any changes to the financial statements presented in that report.

This press release contains "forward-looking statements" within the meaning of the federal securities law, including statements concerning the company’s new all-suite hotel tower and retail concourse currently under construction, as well as recent financing transactions and their expected impact.  The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s future financial results is included under the caption "Factors that May Affect Our Future Results" in Item 1 of the company’s annual report on Form 10-K for the year ended January 31, 2003.

Mandalay Resort Group owns and operates 11 properties in Nevada:  Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas; Circus Circus-Reno; Colorado Belle and Edgewater in Laughlin; Gold Strike and Nevada Landing in Jean and Railroad Pass in Henderson.  The company also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi.  The company owns a 50% interest in Silver Legacy in Reno, and owns a 50% interest in and operates Monte Carlo in Las Vegas.  In addition, the company owns a 50% interest in and operates Grand Victoria, a riverboat in Elgin, Illinois, and owns a 53.5% interest in and operates MotorCity in Detroit, Michigan.

NOTE 1:  As used in this release, operating cash flow represents net income adjusted to exclude income taxes, net interest expense, minority interest, noncash expenses (principally depreciation and amortization) and certain other expenses that are not considered directly related to ongoing operations, such as operating lease rent and preopening expenses.  Operating cash flow is presented as a supplemental disclosure because it is widely viewed by investors as a key measure of operating performance in the gaming industry and it is also used as a principal basis for valuing gaming companies.  Management utilizes operating cash flow in a similar manner to monitor and evaluate the relative performance of its various operating resorts, including the evaluation of management personnel at both the property and corporate level.  Operating cash flow is not an accepted measure under Generally Accepted Accounting Principles ("GAAP") and should not be considered an alternative to GAAP measures of performance, such as net income or income from operations, or as an alternative to GAAP measures of liquidity, such as net cash provided by operating activities.  A reconciliation of net income to operating cash flow is provided in the financial schedules accompanying this release.  Operating cash flow is sometimes referred to as earnings before interest, taxes, depreciation and amortization ("EBITDA").  Other gaming companies that report operating cash flow or EBITDA may calculate their results in a different manner than the company.

MANDALAY RESORT GROUP

Condensed Consolidated Statements of Income

(Dollars in thousands, except share data)

(UNAUDITED)

	Three Months Ended July 31,		Six Months Ended July 31,
	2003	2002	2003	2002

Revenues	$644,835	$603,659	$1,261,345	$1,214,256

Costs and expenses	(531,769)	(505,872)	(1,033,884)	(999,975)

	113,066	97,787	227,461	214,281

Preopening expense	(269)	(1,548)	(357)	(2,017)

Write-off of intangible asset	—	(13,000)	—	(13,000)

Earnings of unconsolidated affiliates	23,007	25,299	45,747	55,868

Income from operations	135,804	108,538	272,851	255,132

Interest expense	(52,542)	(54,787)	(105,704)	(112,820)

Loss on early extinguishment of debt, net of related gain on swap termination	(6,327)	—	(6,327)	—

Other income (expense)	3,910	(2,239)	2,704	220

Minority interest	(15,358)	(4,295)	(29,214)	(15,873)

Income before income tax	65,487	47,217	134,310	126,659

Income tax expense	(23,151)	(17,883)	(47,928)	(46,605)

Income before cumulative effect of a change in accounting principle	42,336	29,334	86,382	80,054

Cumulative effect of a change in accounting principle for goodwill	—	—	—	(1,862)

Net income	$42,336	$29,334	$86,382	$78,192

Basic earnings per share	$0.71	$0.43	$1.42	$1.14

Diluted earnings per share	$0.67	$0.41	$1.36	$1.10

Average shares outstanding (basic)	59,964,927	68,514,408	60,768,050	68,501,395

Average shares outstanding (diluted)	63,028,375	71,213,415	63,662,019	71,278,552

Mandalay Resort Group

Reconciliation of Net Income to Operating Cash Flow and Other Information

(in thousands)

	Three Months Ended July 31		Six Months Ended July 31
MANDALAY BAY	2003	2002	2003	2002

Net Income	$17,907	$14,186	$35,268	$29,350
Income Tax Expense	10,351	7,980	20,223	16,145
Interest Expense	5	6	11	11
Other Expense (Income)	71	(14)	58	(34)
Income From Operations	28,334	22,158	55,560	45,472
Preopening	—	741	—	1,146
Operating Lease Rent	4,604	7,235	11,517	14,594
Depreciation/Amortization	14,924	8,650	27,170	17,623
Operating Cash Flow	$47,862	$38,784	$94,247	$78,835

Net Revenues	$169,059	$142,576	$328,185	$282,112
Casino Revenues	$46,694	$46,039	$94,101	$91,428
ADR	$181	$161	$184	$167
Occupancy	93.8%	89.3%	90.1%	88.7%
REVPAR	$170	$144	$166	$148

	Three Months Ended July 31		Six Months Ended July 31
LUXOR	2003	2002	2003	2002

Net Income	$13,978	$10,565	$30,687	$28,602
Income Tax Expense	7,970	5,943	16,550	15,655
Interest Expense	4	33	8	39
Other Expense (Income)	(6)	73	129	73
Income From Operations	21,946	16,614	47,374	44,369
Preopening	—	—	—	—
Operating Lease Rent	1,887	1,848	3,754	3,862
Depreciation/Amortization	5,855	4,814	11,027	9,402
Operating Cash Flow	$29,688	$23,276	$62,155	$57,633

Net Revenues	$100,828	$96,262	$198,469	$198,604
Casino Revenues	$25,242	$25,083	$49,875	$53,385
ADR	$98	$90	$101	$92
Occupancy	89.6%	85.0%	88.3%	89.2%
REVPAR	$88	$77	$89	$82

	Three Months Ended July 31		Six Months Ended July 31
EXCALIBUR	2003	2002	2003	2002

Net Income	$12,684	$11,471	$26,061	$25,325
Income Tax Expense	7,256	6,452	14,863	13,912
Interest Expense	(1)	14	3	14
Other Expense (Income)	(12)	(18)	(13)	(18)
Income From Operations	19,927	17,919	40,914	39,233
Preopening	—	—	—	—
Operating Lease Rent	1,648	1,608	3,279	3,400
Depreciation/Amortization	3,133	2,921	5,657	5,814
Operating Cash Flow	$24,708	$22,448	$49,850	$48,447

Net Revenues	$79,623	$72,968	$156,230	$148,085
Casino Revenues	$29,096	$25,871	$57,104	$52,891
ADR	$71	$65	$73	$69
Occupancy	93.7%	92.8%	93.6%	94.0%
REVPAR	$67	$60	$68	$65

	Three Months Ended July 31		Six Months Ended July 31
CIRCUS CIRCUS - LAS VEGAS	2003	2002	2003	2002

Net Income	$8,123	$8,277	$14,900	$17,107
Income Tax Expense	4,629	4,655	8,483	9,410
Interest Expense	2	5	2	5
Other Expense (Income)	(8)	—	(10)	(5)
Income From Operations	12,746	12,937	23,375	26,517
Preopening	—	—	—	—
Operating Lease Rent	816	798	1,622	1,684
Depreciation/Amortization	4,627	4,363	8,979	8,814
Operating Cash Flow	$18,189	$18,098	$33,976	$37,015

Net Revenues	$70,455	$68,648	$133,954	$133,838
Casino Revenues	$28,068	$27,170	$53,442	$53,586
ADR	$53	$51	$55	$54
Occupancy	91.1%	92.6%	91.3%	93.6%
REVPAR	$48	$47	$50	$51

	Three Months Ended July 31		Six Months Ended July 31
GOLD STRIKE-TUNICA	2003	2002	2003	2002

Net Income	$3,458	$2,473	$6,690	$4,936
Income Tax Expense	2,061	1,454	3,992	2,880
Interest Expense	—	—	—	—
Other Expense (Income)	(4)	(7)	(8)	(26)
Income From Operations	5,515	3,920	10,674	7,790
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,126	3,277	4,299	6,532
Operating Cash Flow	$7,641	$7,197	$14,973	$14,322

Net Revenues	$34,042	$31,873	$66,892	$62,393
Casino Revenues	$29,293	$26,953	$57,656	$52,935
ADR	$48	$56	$49	$56
Occupancy	87.8%	74.8%	83.1%	73.1%
REVPAR	$42	$42	$41	$41

	Three Months Ended July 31		Six Months Ended July 31
LAUGHLIN PROPERTIES	2003	2002	2003	2002

Net Income	$516	$1,991	$3,054	$6,771
Income Tax Expense	293	1,126	1,737	3,700
Interest Expense	—	—	—	—
Other Expense (Income)	(27)	—	(27)	(29)
Income From Operations	782	3,117	4,764	10,442
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,412	2,630	4,797	5,352
Operating Cash Flow	$3,194	$5,747	$9,561	$15,794

Net Revenues	$36,738	$36,622	$75,912	$79,574
Casino Revenues	$23,744	$23,539	$49,944	$52,411
ADR	$29	$35	$30	$35
Occupancy	81.1%	72.5%	81.3%	78.2%
REVPAR	$24	$25	$24	$27

	Three Months Ended July 31		Six Months Ended July 31
CIRCUS CIRCUS - RENO	2003	2002	2003	2002

Net Income	$2,396	$3,411	$2,620	$4,488
Income Tax Expense	1,363	1,919	1,490	2,499
Interest Expense	—	—	—	—
Other Expense (Income)	(7)	(7)	4	9
Income From Operations	3,752	5,323	4,114	6,996
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	1,459	1,791	2,930	3,599
Operating Cash Flow	$5,211	$7,114	$7,044	$10,595

Net Revenues	$31,020	$30,500	$55,713	$57,552
Casino Revenues	$15,286	$15,545	$27,312	$29,419
ADR	$54	$50	$52	$50
Occupancy	87.9%	85.0%	80.8%	81.8%
REVPAR	$47	$43	$42	$41

	Three Months Ended July 31		Six Months Ended July 31
GOLD STRIKE PROPERTIES	2003	2002	2003	2002

Net Income	$168	$167	$744	$1,266
Income Tax Expense	96	98	424	690
Interest Expense	—	—	—	—
Other Expense (Income)	(7)	(30)	12	(43)
Income From Operations	257	235	1,180	1,913
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	876	1,386	1,743	2,790
Operating Cash Flow	$1,133	$1,621	$2,923	$4,703

Net Revenues	$18,856	$20,111	$38,230	$42,343
Casino Revenues	$14,676	$15,964	$29,849	$33,498
ADR	$31	$31	$31	$32
Occupancy	60.4%	58.9%	62.6%	64.0%
REVPAR	$19	$18	$19	$20

	Three Months Ended July 31		Six Months Ended July 31
MOTORCITY CASINO **	2003	2002	2003	2002

Net Income	$33,050	$9,243	$62,866	$34,153
Income Tax Expense	—	—	—	—
Interest Expense	561	1,278	1,285	2,709
Other Expense (Income)	(26)	(147)	(55)	(352)
Income From Operations	33,585	10,374	64,096	36,510
Write-off of Intangible Asset	—	13,000	—	13,000
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,423	10,366	4,750	20,505
Operating Cash Flow	$36,008	$33,740	$68,846	$70,015

Net Revenues	$101,309	$101,028	$202,347	$203,978
Casino Revenues	$96,649	$96,343	$192,879	$194,298

	Three Months Ended July 31		Six Months Ended July 31
CONSOLIDATED	2003	2002	2003	2002
Net Income	$42,336	$29,334	$86,382	$78,192
Cumulative Effect of a Change in Accounting Principle	—	—	—	1,862
Income Tax Expense	23,151	17,883	47,928	46,605
Minority Interest	15,358	4,295	29,214	15,873
Interest Expense	52,542	54,787	105,704	112,820
Loss on Early Extinguishment of Debt, Net of Related Gain on Swap Termination	6,327	—	6,327	—
Other Expense (Income)	(3,910)	2,239	(2,704)	(220)
Income from Operations	135,804	108,538	272,851	255,132
Write-off of Intangible Asset	—	13,000	—	13,000
Preopening	269	1,548	357	2,017
Operating Lease Rent	8,955	12,261	20,172	25,186
Depreciation/Amortization	39,635	41,632	74,772	82,647
Minority Interest in MotorCity Operating Cash Flow	(16,743)	(15,690)	(32,013)	(32,557)
Mandalay’s Share of Depreciation From Unconsolidated Affiliates	4,173	4,187	8,309	8,387
Operating Cash Flow	$172,093	$165,476	$344,448	$353,812

	Three Months Ended July 31		Six Months Ended July 31
SILVER LEGACY (50% - owned) **	2003	2002	2003	2002

Net Income	$6,056	$5,734	$6,736	$10,518
Income Tax Expense	—	—	—	—
Interest Expense	3,332	4,250	7,626	7,798
Other Expense (Income)	(75)	(14)	226	(24)
Income From Operations	9,313	9,970	14,588	18,292
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,705	3,026	5,333	6,176
Operating Cash Flow	$12,018	$12,996	$19,921	$24,468

Net Revenues	$43,149	$44,231	$78,752	$84,390
Casino Revenues	$25,323	$26,295	$45,969	$49,642
ADR	$64	$65	$62	$63
Occupancy	92.1%	85.5%	85.7%	85.2%
REVPAR	$59	$56	$53	$54

	Three Months Ended July 31		Six Months Ended July 31
GRAND VICTORIA (50% - owned) **	2003	2002	2003	2002

Net Income	$18,160	$26,685	$39,772	$57,056
Income Tax Expense	—	—	—	—
Interest Expense	—	—	—	—
Other Expense (Income)	(29)	(152)	(150)	(362)
Income From Operations	18,131	26,533	39,622	56,694
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,424	2,098	4,759	4,113
Operating Cash Flow	$20,555	$28,631	$44,381	$60,807

Net Revenues	$95,425	$102,475	$187,945	$206,670
Casino Revenues	$93,264	$100,095	$183,541	$201,679

	Three Months Ended July 31		Six Months Ended July 31
MONTE CARLO (50% - owned) **	2003	2002	2003	2002

Net Income	$19,112	$14,410	$38,297	$37,187
Income Tax Expense	—	—	—	—
Interest Expense	—	418	1	989
Other Expense (Income)	(15)	(55)	(87)	(111)
Income From Operations	19,097	14,773	38,211	38,065
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	3,216	3,250	6,523	6,483
Operating Cash Flow	$22,313	$18,023	$44,734	$44,548

Net Revenues	$67,348	$62,237	$133,000	$131,464
Casino Revenues	$24,076	$23,062	$47,536	$49,192
ADR	$101	$91	$100	$98
Occupancy	92.4%	91.8%	94.4%	93.5%
REVPAR	$93	$84	$94	$92

** Amounts represent 100% of totals for the property.

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